SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-LIN TELEVISION CORP.

          WESTERN NEW MEXICO
                                 3/03/98          100,000-           55.1929
          WESTERN NEW MEXICO
                                 3/03/98            8,000-           55.1929
          GABELLI FOUNDATION
                                 3/03/98           15,000-           55.1929
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 3/03/98           20,000-           55.1929
          GABELLI MULTIMEDIA PARTNERS,L.P.
                                 3/03/98           10,000-           55.1929
          GABELLI INTERNATIONAL LTD
                                 3/03/98            3,500-           55.1929
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 3/03/98          166,000-           55.1929
               THE GABELLI SMALL CAP GROWTH FUND
                                 3/03/98           20,000-           55.1929
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 3/03/98          180,000-           55.1929
               THE GABELLI EQUITY TRUST,INC.
                                 3/03/98          300,000-           55.1929
               THE GABELLI EQUITY INCOME FUND
                                 3/03/98           50,000-           55.1929
               THE GABELLI COUCH POTATO FUND
                                 3/03/98            5,000-           55.1929
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 3/03/98          165,000-           55.1929
               THE GABELLI ASSET FUND
                                 3/03/98          240,000-           55.1929
               THE GABELLI CAPITAL ASSET FUND
                                 3/03/98           70,000-           55.1929
               THE GABELLI ABC FUND
                                 3/03/98          198,000-           55.1929
          GAMCO INVESTORS, INC.
                                 3/03/98          225,000-           55.1929
          GAMCO INVESTORS, INC.
                                 3/03/98        1,119,842-           55.1929
          GABELLI ASSOCIATES LTD
                                 3/03/98           15,000-           55.1929
          GABELLI ASSOCIATES FUND
                                 3/03/98          229,148-           55.1929
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 3/03/98            1,146-           55.1929
SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-LIN TELEVISION CORP.

         ALCE PARTNERS LP
                                3/03/98            9,000-           55.1929



















(1) ALL TRANSACTIONS WERE IN CONNECTION WITH THE MERGER
    DESCRIBED IN ITEM 5(a) OF THIS SCHEDULE 13D.


(2) PRICE EXCLUDES COMMISSION.